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                                                                     EXHIBIT 11


             Statement regarding Computation of Per Share Earnings

Common Stock outstanding as of January 2, 1999              16,437,333
Weighted average number of shares issued                       654,735
                                                            ----------
  Weighted average number of shares
    outstanding as of January 1, 2000                       17,092,068
                                                            ==========
